UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2010
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 5, 2010, Art Technology Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference herein. The Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the common stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.
     The Underwriting Agreement provided for the sale of 25,000,000 shares of the Company’s common stock, par value $0.01 per share, at a price to the Underwriters of $3.325 per share (the “Offering”). In the Underwriting Agreement, the Company also granted the Underwriters an option to purchase up to an additional 3,750,000 shares of the Company’s common stock at the same purchase price, to cover over-allotments. The over-allotment option was exercised in full by the Underwriters on February 5, 2010.
     The closing of the sale to the Underwriters of 28,750,000 shares of our common stock pursuant to the Offering was consummated on February 10, 2010. The shares were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File Number 333-162794) (the “Registration Statement”).
Item 8.01. Other Events.
     In connection with the Offering, the Company is filing a legal opinion and consent of Foley Hoag LLP as Exhibit No. 5.1 and Exhibit No. 23.1, respectively, to this current report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Number	Title
1.1	Underwriting Agreement, dated February 5, 2010, by and among the Company, Deutsche Bank Securities Inc., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (Included in Exhibit No. 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: February 10, 2010	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Title
1.1	Underwriting Agreement, dated February 5, 2010, by and among the Company, Deutsche Bank Securities Inc., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (Included in Exhibit No. 5.1)